                                 Exhibit 99.1

Contact:
Jason D. Feldman
Vice President, Investor Relations
203-363-7329
www.cranenxt.com

Crane NXT, Co. Announces Strong Second Quarter Results and Raises 2023 Guidance
Second Quarter Highlights
•GAAP earnings per diluted share (EPS) of $0.75, and Adjusted EPS of $1.12.
•Second quarter core sales growth of 6%1.
•GAAP operating profit margin of 19.5%, and Adjusted operating profit margin of 26.5%.
•Raising full year Adjusted EPS guidance to a range of $3.85 to $4.15, from prior range of $3.75 to $4.05.
•Declaring third quarter dividend of $0.14 per share.

WALTHAM, MA - August 7, 2023 - Crane NXT, Co. (NYSE: CXT), a premier industrial technology company, today announced its financial results for the second quarter of 2023. On April 3, 2023, Crane Holdings, Co. completed the separation of its wholly-owned subsidiary at that time, Crane Company, in a tax-free distribution of Crane Company shares to Crane Holdings, Co. stockholders, and changed its name to Crane NXT, Co. Historical financial measures in this release for Crane NXT are presented on a carve-out basis.
Aaron W. Saak, Crane NXT's President and Chief Executive Officer, stated: "We delivered very strong second quarter results, our first quarter as a newly independent company. Core sales increased 6% with impressive operating leverage driving adjusted margins above 30% in each of our segments. Our continued strong performance reflects both our position as a premier industrial technology company with differentiated technology and leading market positions, as well as our focus on continuous improvement through deployment of the Crane Business System (CBS). Our strong cash
1 References to "core sales," "core backlog" and "core growth" exclude currency effects and, where applicable, the first-year impacts of acquisitions and divestitures.

flow enabled us to further strengthen our balance sheet by repaying $50 million of outstanding debt, and our low leverage and flexible balance sheet provide the potential for substantial value creation through capital deployment.”
Mr. Saak continued: "Our results over the last two quarters were very strong. That performance, along with continued customer demand and our sizeable backlog, give us confidence in our outlook for the second half of 2023. As a result of those factors, we are raising the midpoint of our adjusted EPS guidance range by $0.10 to a range of $3.85-$4.15.”
Second Quarter 2023 Segment Results
All comparisons detailed in this section refer to operating results for the second quarter 2023 versus the second quarter 2022.
Crane Payment Innovations

	Three Months Ended June 30,		Change
(dollars in millions)	2023	2022	$	%
Net sales	$226	$211	$15	7%
Core sales			$17	8%
Foreign exchange			$(2)	(1)%

Operating profit	$65	$51	$14	26%
Adjusted operating profit*	$70	$57	$13	23%

Operating profit margin	28.7%	24.3%		440bps
Adjusted operating profit margin*	31.1%	26.8%		430bps

*Please see the attached Non-GAAP Financial Measures tables
Sales of $226 million increased $15 million, or 7%, compared to the prior year, driven by 8% core sales growth, partially offset by 1% of unfavorable foreign exchange. Operating profit margin of 28.7% compared to 24.3% last year, primarily reflecting strong pricing, productivity and cost saving actions, and higher volumes, partially offset by modestly unfavorable mix. Adjusted operating profit margin of 31.1% compared to 26.8% in the prior year.

Crane Currency

	Three Months Ended June 30,		Change
(dollars in millions)	2023	2022	$	%
Net sales	$127	$123	$4	3%
Core sales			$5	4%
Foreign exchange			$(1)	(1)%

Operating profit	$35	$29	$5	18%
Adjusted operating profit*	$38	$33	$5	15%

Operating profit margin	27.4%	24.0%		340bps
Adjusted operating profit margin*	30.2%	26.9%		330bps

*Please see the attached Non-GAAP Financial Measures tables
Sales of $127 million increased $4 million, or 3%, compared to the second quarter of 2022, driven by 4% core sales growth, partially offset by a slight impact from unfavorable foreign exchange. Operating profit margin was 27.4% compared to 24.0% last year, primarily reflecting strong productivity and higher volumes, partially offset by unfavorable mix. Adjusted operating profit margin was 30.2% compared to 26.9% in the prior year.
Cash Flow and Other Financial Metrics
During the second quarter of 2023, cash provided by operating activities was $60 million, capital expenditures were $5 million, free cash flow was $55 million, and Adjusted free cash flow was $70 million. (Please see the attached Non-GAAP Financial Measures tables for definitions of free cash flow and Adjusted free cash flow).
As of June 30, 2023, the Company held cash of $277 million and total debt was $839 million.
2023 Updated Outlook and Guidance
The Company is revising its full year 2023 Adjusted EPS guidance range to $3.85 to $4.15, from the prior range of $3.75 to $4.05.
Key assumptions for the Company's revised guidance include:
•Core sales growth of +3% to +5% (prior +2% to +4%).
•Adjusted segment margin of 27%+ (unchanged).
•Corporate costs of ~$50 million (unchanged).
•Net non-operating expense of ~$50 million (unchanged).
•Adjusted tax rate of ~20% (unchanged).

•Diluted shares of ~57.3 million (unchanged).
Additional details of the Company's outlook and guidance are included in the presentation that accompanies this earnings release and are available on the Company's website at www.cranenxt.com under the "Investors, Events & Presentation" section.
Declaring Third Quarter Dividend
Crane NXT announced its quarterly dividend of $0.14 per share for the third quarter of 2023. The dividend is payable on September 13, 2023 to shareholders of record as of August 31, 2023.
Conference Call
Crane NXT scheduled a conference call to discuss the second quarter financial results on Tuesday, August 8, 2023, at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at www.cranenxt.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under the "Investors, Events & Presentations" section. Slides that accompany the conference call will be available on the Company’s website.
About Crane NXT, Co.
Crane NXT is a premier industrial technology company that provides trusted technology solutions to secure, detect, and authenticate what matters most to its customers. Crane NXT is a pioneer in advanced micro-optics technology for securing physical products, and its sophisticated electronic equipment and associated software leverages proprietary core capabilities with detection and sensing technologies. Crane NXT has approximately 4,000 employees with global operations and manufacturing facilities in the United States, the United Kingdom, Mexico, Japan, Switzerland, Germany, Sweden, and Malta. For more information, visit www.cranenxt.com.
Forward-Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations.
Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. The Company assumes no (and disclaims any) obligation to revise or update these statements to reflect future events or circumstances. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, it can give no assurance that its expectations will be attained. The Company cautions investors not to place undue reliance on any such forward-looking statements.

Risks and uncertainties that could cause actual results to differ materially from the Company's expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm its business, results of operation and stock price; business and economic disruptions associated with extraordinary public health issues such as large-scale health epidemics or pandemics; information systems and technology networks failures and breaches in data security, theft of personally identifiable and other information, non-compliance with its contractual or other legal obligations regarding such information; its ability to source components and raw materials from suppliers, including disruptions and delays in its supply chain; demand for its products, which is variable and subject to factors beyond its control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of its components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow its business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect its financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of its business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses the Company acquires, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit its ability to grow and maintain its competitive position and adversely affect its financial condition, results of operations and cash flow; significant competition in the Company's markets; additional tax expenses or exposures that could affect its financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to the Company's reportable segments, including Crane Payment Innovations and Crane Currency; the ability and willingness of Crane NXT and Crane Company to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the separation transaction and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that the Company expects to achieve from the separation transaction.
Readers should carefully review Crane NXT, Co.’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane NXT, Co.’s Annual Report on Form 10-K for the year ended December 31, 2022 and the other documents Crane NXT Co's and its subsidiaries file from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

(Financial Tables Follow)

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Combined Condensed Statements of Operations Data
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales:
Crane Payment Innovations	$225.9	$211.4	$449.7	$422.4
Crane Currency	126.5	122.6	231.8	244.2
Total net sales	$352.4	$334.0	$681.5	$666.6

Operating profit (loss):
Crane Payment Innovations	$64.8	$51.3	$126.6	$100.3
Crane Currency	34.7	29.4	52.3	64.6
Corporate	(30.7)	(7.3)	(44.2)	(14.6)
Total operating profit	$68.8	$73.4	$134.7	$150.3

Interest income	0.2	0.1	0.4	0.1
Interest expense	(14.1)	(10.5)	(24.5)	(21.0)
Related party interest expense	—	(3.6)	(2.5)	(7.3)
Miscellaneous income, net	1.0	2.1	2.4	2.9
Income before income taxes	55.9	61.5	110.5	125.0
Provision for income taxes	12.7	12.7	23.6	26.7
Net income attributable to common shareholders	$43.2	$48.8	$86.9	$98.3

Earnings per diluted share[1]	$0.75	$0.86	$1.51	$1.73

Average diluted shares outstanding[1]	57.4	56.7	57.4	56.7
Average basic shares outstanding[1]	56.8	56.7	56.8	56.7

Supplemental data:
Cost of sales	$184.0	$182.8	$358.4	$361.9
Selling, general and administrative	99.6	77.8	188.4	154.4

[1] The shares presented for periods prior to the separation are those of Crane NXT, Co. at April 3, 2023. The shares presented for the three months and six months ended June 2023 are the second quarter average diluted and basic shares outstanding of Crane NXT, Co.

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Combined Condensed Balance Sheets
(unaudited, in millions)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$276.9	$230.7
Accounts receivable, net of allowance for credit losses of $6.5 as of June 30, 2023 and $6.1 as of December 31, 2022	200.9	205.1
Inventories, net	173.8	145.6
Other current assets	49.6	41.9
Total current assets	701.2	623.3

Property, plant and equipment, net	251.3	261.6
Long-term deferred tax assets	4.3	6.3
Other assets	77.9	56.7
Intangible assets, net	325.0	344.9
Goodwill	835.3	836.6
Total assets	$2,195.0	$2,129.4

Liabilities and equity
Current liabilities:
Short-term borrowings	$9.4	$299.7
Accounts payable	100.8	109.6
Accrued liabilities	198.5	204.2
U.S. and foreign taxes on income	8.2	17.9
Total current liabilities	316.9	631.4

Long-term debt	829.6	545.1
Accrued pension and postretirement benefits	20.4	21.1
Long-term deferred tax liability	105.1	109.5
Other liabilities	67.8	38.5

Total equity	855.2	783.8
Total liabilities and equity	$2,195.0	$2,129.4

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Combined Condensed Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating activities:
Net income attributable to common shareholders	$43.2	$48.8	$86.9	$98.3
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	19.5	20.0	38.5	39.9
Stock-based compensation expense	2.4	2.4	4.7	4.5
Defined benefit plans and postretirement credit	(0.2)	(0.1)	(0.4)	(0.1)
Deferred income taxes	1.7	3.6	4.8	7.6
Cash (used for) provided by operating working capital	(8.0)	10.8	(36.7)	(35.9)
Other	0.9	5.8	(2.8)	6.8
Total provided by operating activities	$59.5	$91.3	$95.0	$121.1
Investing activities:
Capital expenditures	(4.5)	(5.1)	(8.5)	(7.6)
Total used for investing activities	$(4.5)	$(5.1)	$(8.5)	$(7.6)
Financing activities:
Dividends paid	(7.9)	—	(7.9)	—
Stock options exercised, net of shares reacquired	1.9	—	1.9	—
Debt issuance costs	(1.2)	—	(5.2)	—
Repayment of long-term debt	(300.0)	—	(300.0)	—
Proceeds from term loan	—	—	350.0	—
Repayment of term loan	(50.0)	—	(50.0)	—
Net transfers from (to) Crane	360.1	(50.0)	(32.5)	(72.9)
Total provided by (used for) financing activities	$2.9	$(50.0)	$(43.7)	$(72.9)

Effect of exchange rate on cash and cash equivalents	0.8	(10.3)	3.4	(12.6)
Increase in cash and cash equivalents	58.7	25.9	46.2	28.0
Cash and cash equivalents at beginning of period	218.2	103.3	230.7	101.2
Cash and cash equivalents at end of period	$276.9	$129.2	$276.9	$129.2

CRANE NXT, CO. AND SUBSIDIARIES
Order Backlog
(unaudited, in millions)

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Crane Payment Innovations	$300.7	$348.7	$372.9	$373.6	$386.8
Currency	184.4	207.3	192.7	126.2	95.2
Total backlog	$485.1	$556.0	$565.6	$499.8	$482.0

Revenue
(unaudited, in millions)

	Three Months Ended June 30,		Change
	2023	2022	$	%
Net sales	$352	$334	$18	5%
Core sales			21	6%
Foreign exchange			(3)	(1)%

	Six Months Ended June 30,		Change
	2023	2022	$	%
Net sales	$682	$667	$15	2%
Core sales			30	4%
Foreign exchange			(15)	(2)%

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023		2023
Adjusted Operating Profit and Adjusted Operating Profit Margin	$	Per Share	$	Per Share
Net sales (GAAP)	$352.4		$681.5

Operating profit (GAAP)	$68.8		$134.7
Operating profit margin (GAAP)	19.5%		19.8%

Special items impacting operating profit:
Intangible asset amortization	9.0		18.1
Stock-based compensation adjustment[1]	0.4		0.4
Transaction related expenses	15.2		17.0
Adjusted operating profit (Non-GAAP)	$93.4		$170.2
Adjusted operating profit margin (Non-GAAP)	26.5%		25.0%

Adjusted Net Income and Adjusted Net Income per Share
Net income attributable to common shareholders (GAAP)	$43.2	$0.75	$86.9	$1.51
Intangible asset amortization	9.0	0.16	18.1	0.32
Stock-based compensation adjustment[1]	0.4	0.01	0.4	0.01
Transaction related expenses	15.2	0.26	17.0	0.30
Interest adjustment[2]	—	—	2.5	0.04
Tax effect of the Non-GAAP adjustments	(3.5)	(0.06)	(5.2)	(0.09)
Adjusted net income (Non-GAAP)	$64.3	$1.12	$119.7	$2.09

Adjusted EBITDA and Adjusted EBITDA margin
Net income attributable to common shareholders (GAAP)	$43.2		$86.9
Net income margin (GAAP)	12.3%		12.8%

Adjustments to net income attributable to common shareholders:
Income tax expense	12.7		23.6
Interest expense, net	13.9		26.6
Depreciation	9.8		19.6
Intangible asset amortization	9.0		18.1
Stock-based compensation adjustment[1]	0.4		0.4
Transaction related expenses	15.2		17.0
Adjusted EBITDA (Non-GAAP)	$104.2		$192.2
Adjusted EBITDA Margin (Non-GAAP)	29.6%		28.2%

Totals may not sum due to rounding
[1] Stock-based compensation adjustment resulting from the separation.
[2] Pre-separation related party interest with Crane Company, a business of Crane Holdings, Co., at March 31, 2023.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Three Months Ended June 30, 2023	Crane Payment Innovations	Crane Currency	Corporate	Total Company
Net sales	$225.9	$126.5	$—	$352.4

Operating profit (loss) (GAAP)	$64.8	$34.7	$(30.7)	$68.8
Operating profit margin (GAAP)	28.7%	27.4%		19.5%

Special items impacting operating profit:
Intangible asset amortization	5.5	3.5	—	9.0
Stock-based compensation adjustment[1]	—	—	0.4	0.4
Transaction related expenses	—	—	15.2	15.2
Adjusted operating profit (loss) (non-GAAP)	$70.3	$38.2	$(15.1)	$93.4
Adjusted operating profit margin (non-GAAP)	31.1%	30.2%		26.5%

Three Months Ended June 30, 2022	Crane Payment Innovations	Crane Currency
Net sales	$211.4	$122.6

Operating profit (GAAP)	$51.3	$29.4
Operating profit margin (GAAP)	24.3%	24.0%

Special items impacting operating profit:
Intangible asset amortization	5.4	3.6
Adjusted operating profit (non-GAAP)	$56.7	$33.0
Adjusted operating profit margin (non-GAAP)	26.8%	26.9%

Totals may not sum due to rounding
[1] Stock-based compensation adjustment resulting from the separation.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Six Months Ended June 30, 2023	Crane Payment Innovations	Crane Currency	Corporate	Total Company
Net sales	$449.7	$231.8	$—	$681.5

Operating profit (loss) (GAAP)	$126.6	$52.3	$(44.2)	$134.7
Operating profit margin (GAAP)	28.2%	22.6%		19.8%

Special items impacting operating profit:
Intangible asset amortization	11.0	7.1	—	18.1
Stock-based compensation adjustment[1]	—	—	0.4	0.4
Transaction related expenses	—	—	17.0	17.0
Adjusted operating profit (loss) (non-GAAP)	$137.6	$59.4	$(26.8)	$170.2
Adjusted operating profit margin (non-GAAP)	30.6%	25.6%		25.0%

Six Months Ended June 30, 2022	Crane Payment Innovations	Crane Currency
Net sales	$422.4	$244.2

Operating profit (GAAP)	$100.3	$64.6
Operating profit margin (GAAP)	23.7%	26.5%

Special items impacting operating profit:
Intangible asset amortization	11.0	7.2
Adjusted operating profit (non-GAAP)	$111.3	$71.8
Adjusted operating profit margin (non-GAAP)	26.3%	29.4%

Totals may not sum due to rounding
[1] Stock-based compensation adjustment resulting from the separation.

CRANE NXT, CO. AND SUBSIDIARIES
Free Cash Flow
(unaudited, in millions)

	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023
Cash Flow Items
Cash provided by operating activities (GAAP)	$59.5	$95.0
Less: Capital expenditures	(4.5)	(8.5)
Free cash flow	$55.0	$86.5
Transaction related expenses (a)	15.2	17.0
Adjusted free cash flow (non-GAAP)	$70.2	$103.5

(a) Represents transaction related expenses associated with the separation.

Crane NXT reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including Adjusted operating profit, Adjusted operating margin, Adjusted EPS, free cash flow and Adjusted free cash Flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. The Company's management believes that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane NXT. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore the Company's non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures, including Adjusted segment margin and Adjusted EPS, to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on Crane NXT's future GAAP results. Crane NXT calculates Adjusted segment margin and Adjusted EPS as described below.

•"Adjusted segment margin" is calculated as Adjusted segment profit divided by sales. Adjusted segment profit is calculated as segment profit excluding intangible asset amortization, stock-based compensation adjustment resulting from the separation and transaction related expenses such as tax charges, professional fees, and incremental costs related to the separation.

•"Adjusted EPS" is calculated as Adjusted net income divided by diluted shares. Adjusted net income is calculated as net income excluding intangible asset amortization, stock-based compensation adjustment resulting from the separation and transaction related expenses such as tax charges, professional fees, and incremental costs related to the separation.

The Company's management believes that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•"Adjusted operating profit" and "Adjusted operating margin" add back to operating profit items which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: intangible asset amortization, stock-based compensation adjustment resulting from the separation and transaction related expenses. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted net income" and "Adjusted EPS" exclude items which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted operating profit such as: intangible asset amortization, stock-based compensation adjustment resulting from the separation and transaction related expenses. Additionally, these non-GAAP financial measures exclude income and expense items that impacted net income and earnings per diluted share such as: pre-separation related party interest expense. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•“Free cash flow” and “Adjusted free cash flow” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free cash flow is calculated as cash provided by operating activities less capital spending. Adjusted free cash flow is calculated as free cash flow adjusted for certain cash items which management believes may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items related to 2022 portfolio actions. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.

•"Adjusted EBITDA" and "Adjusted EBITDA margin" excludes net interest expense, tax expense and depreciation and amortization expense from net income, as well as Special items such as stock-based compensation adjustment resulting from the separation and transaction related expenses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.